UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Registered Direct Offering

On June 28, 2013, Unwired Planet, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Indaba Capital Fund, L.P. (“Indaba”) with respect to a registered direct offering (the “Registered Direct Offering”) of 7,530,120 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $1.66 per share (the “Per Share Purchase Price”). Net proceeds from the offering, after deducting estimated offering expenses, were approximately $12.3 million. The Company intends to use the net proceeds for additional working capital or for general corporate purposes. The closing of the offering occurred on June 28, 2013.

The sale of the Common Stock was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-187176), as amended (the “Registration Statement”), including a prospectus supplement dated June 28, 2013 to the prospectus contained therein dated April 16, 2013, filed by the Company with the Securities and Exchange Commission (the “SEC”), pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”).

The Purchase Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Common Stock, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. Additionally, the Purchase Agreement provides Indaba with certain Board of Director designation rights for as long as Indaba continues to maintain a voting percentage equal to or greater than 5% of the total shares of Common Stock outstanding, or as long as Indaba continues to maintain a voting percentage equal to or greater than 3% of the total shares outstanding and hold at least 50% of the Notes (as defined below), in each case subject to the terms and conditions under the Purchase Agreement and subject to applicable rules and published guidance of The NASDAQ Stock Market LLC, including, but not limited to, listing rule 5640 (or any successor rule).

Evercore Group L.L.C. (“Evercore”) provided corporate finance advisory services to the Company in connection with the Registered Direct Offering and received compensation in the aggregate amount of 2% of total gross proceeds from the Registered Direct Offering in cash, plus an additional fee of 2% of total gross proceeds from the Registered Direct Offering payable through the issuance of unregistered shares of Common Stock, the number of such shares so issued to be calculated based on the total gross proceeds from the Registered Direct Offering divided by the trading price per share of Common Stock as of the time of issuance. Based on an assumed price of $1.91 per share (the last reported sale price of the Company’s Common Stock on The NASDAQ Global Select Market on June 27, 2013) the number of shares issuable to Evercore in connection with the Registered Direct Offering would be 130,890 shares. The Company granted Evercore certain piggyback registration rights with respect to the unregistered shares of Common Stock issuable to Evercore.

A copy of the Purchase Agreement is filed as Exhibits 10.1 to this report, and the description of the terms of the Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1 and is incorporated herein by reference.

A copy of the legal opinion of Goodwin Procter LLP, relating to the validity of the shares to be issued in the Registered Direct Offering, is filed as Exhibit 5.1 to this report and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Notes Offering

On June 28, 2013, the Company also completed a private offering of $25 million aggregate principal amount of its Senior Secured Notes due 2018 (the “Notes”). The Notes are governed by the terms of an Indenture, dated as of June 28, 2013 (the “Indenture”), by and between the Company and the Wells Fargo Bank, National Association, as trustee (the “Trustee”), and were purchased by Indaba pursuant to a note purchase agreement (the “Note Purchase Agreement”), dated June 28, 2013, by and between the Company and Indaba.

Interest on the Notes will be payable quarterly on March 30, June 30, September 30 and December 30 of each year, commencing on September 30, 2013. Until the second anniversary of the issue date, interest on the Notes will be payable-in-kind at a rate of 12.875% per year. After the second anniversary of the issue date, interest on the Notes will be payable-in-kind at the rate of 12.875% per year or payable in cash at the rate of 12.5% per year, at the Company’s option. The Notes mature on June 30, 2018 unless earlier redeemed or repurchased by the Company.

The Company may redeem some or all of the Notes on or after June 28, 2014 with the net cash proceeds from the sale, lease, conveyance, transfer or other disposition of its patents at a redemption price equal to 115% plus accrued and unpaid interest to, but excluding, the redemption date. In addition, the Company may redeem some or all of the Notes at any time on or after June 28, 2015 at a redemption price initially equal to 115% and declining over time, in each case, plus accrued and unpaid interest to, but excluding, the redemption date.

The Indenture provides that the Notes will be secured by substantially all of the assets of the Company other than certain excluded property. On the issue date, such excluded property included, among other property, all equity interests in the Company’s subsidiaries and all assets of the Company’s subsidiaries. The Indenture provides that certain newly-created domestic subsidiaries will become guarantors under the indenture and pledge their assets as additional collateral securing the notes in certain circumstances.

In the event of certain change of control transactions, which include the sales of patents that generate net cash proceeds to the Company equal to or greater than $150 million during the term of the Notes, each holder of the Notes may require the Company to purchase some or all of its Notes at a purchase price equal to 115% of the aggregate principal amount thereof if such redemption date occurs between the issue date and June 28, 2015, and declining thereafter, in each case, plus accrued and unpaid interest to, but excluding, the date of purchase.

The Indenture contains restrictive covenants that, among other things, restrict the ability of the Company and its subsidiaries to: (1) incur debt; (2) pay dividends and make distributions on, or redeem or repurchase, the Company’s equity interests; (3) make certain investments; (4) sell assets; (5) create liens; and (6) enter into transactions with affiliates. The Company is also required to maintain one or more accounts with an aggregate minimum cash and cash equivalents balance of $10,000,000, provided that this requirement will no longer be in effect at any time after the first time the volume weighted average trading price of a share of the Company’s Common Stock exceeds $3.00 for any period of 15 trading days in any 30 day trading day period occurring after June 28, 2015.

The Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the Notes, the failure to comply with certain covenants and agreements specified in the Indenture, the acceleration of other indebtedness, and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the Trustee or the holders of more than 50% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable, except that an event of default resulting from certain events of bankruptcy or insolvency with respect to the Company will automatically cause the Notes to become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of Notes.

Evercore provided corporate finance advisory services to the Company in connection with the private offering of the Notes and received compensation in the aggregate amount of 2% of total gross proceeds from the private offering of the Notes in cash, plus an additional fee of 2% of total gross proceeds from the private offering of the Notes payable through the issuance of unregistered shares of Common Stock, the number of such shares so issued to be calculated based on the total gross proceeds from the private offering of the Notes divided by the trading price per share of Common Stock as of the time of issuance. Based on an assumed price of $1.91 per share (the last reported sale price of the Company’s Common Stock on The NASDAQ Global Select Market on June 27, 2013) the number of shares issuable to Evercore in connection with the private offering of the Notes would be 261,780 shares. The Company granted Evercore certain piggyback registration rights with respect to the unregistered shares of Common Stock issuable to Evercore.

The summary of the foregoing description is qualified in its entirety by reference to the text of the Note Purchase Agreement, the Indenture and the form of Notes. Copies of the Note Purchase Agreement, the Indenture and the form of Notes are attached as Exhibits 10.2, 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference.

The Trustee has in the past provided and may from time to time in the future provide trustee, registrar, exchange agent, paying agent and other services to the Company.

Rights Offering

On June 28, 2013, the Company announced the filing of a registration statement on Form S-3 with the SEC for a rights offering to stockholders as of the record date of July 8, 2013 (collectively, the “Offerees”) of 7,530,120 shares of Common Stock at the Per Share Purchase Price (the “Rights Offering”). In connection with the contemplated Rights Offering, the Company entered into a Purchase Agreement on June 28, 2013 with Indaba (the “Backstop Purchase Agreement”) pursuant to which Indaba is obligated to purchase such number of unregistered shares of Common Stock equal to the number of shares offered in the Rights Offering that are not purchased by the Offerees, subject to the terms and conditions under the Backstop Purchase Agreement (the “Backstop Shares”). The Company is also obligated to issue to Indaba 225,904 unregistered shares of Common Stock in consideration for providing its backstop purchase commitment (the “Additional Shares”). In connection with the contemplated issuance of the Backstop Shares and the Additional Shares, the Company entered into a Registration Rights Agreement on June 28, 2013 with Indaba whereby the Company has agreed to prepare and file with the SEC a registration statement covering the resale of all of the Backstop Shares and the Additional Shares.

Evercore provided corporate finance advisory services to the Company in connection with the backstop purchase commitment and will receive compensation in the aggregate amount of 2% of total gross proceeds from the backstop purchase commitment in cash, plus an additional fee of 2% of total gross proceeds from the backstop purchase commitment payable through the issuance of unregistered shares of Common Stock, the number of such shares so issued to be calculated based on the total gross proceeds from the backstop purchase commitment divided by the trading price per share of Common Stock as of the time of issuance. Based on an assumed price of $1.91 per share (the last reported sale price of the Company’s Common Stock on The NASDAQ Global Select Market on June 27, 2013) the number of shares issuable to Evercore in connection with the backstop purchase commitment would be 130,890 shares. The Company granted Evercore certain piggyback registration rights with respect to the unregistered shares of Common Stock issuable to Evercore.

A copy of the Backstop Purchase Agreement and a copy of the Registration Rights Agreement are filed as Exhibits 10.3 and 10.4 to this report, respectively, and the description of the terms of the Backstop Purchase Agreement and of the Registration Rights Agreement is qualified in its entirety by reference to such exhibits and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this report related to the Notes Offering is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this report related to the Backstop Shares, the Additional Shares and the shares of Common Stock issuable to Evercore as compensation for corporate finance advisory services is hereby incorporated by reference into this Item 3.02. The Company is relying on the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof. Indaba represented that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. Evercore provided certain representations and warranties to the Company to support the Company’s reasonable belief that Evercore had access to information concerning the Company’s operations and financial condition, that Evercore is acquiring the shares of Common Stock issuable to Evercore as compensation for corporate finance advisory services for its own account and not with a view to the distribution thereof, and that Evercore is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

Pursuant to a letter agreement entered into with Evercore on January 10, 2013, the Company engaged Evercore to provide financial advisory services in connection with the purchase of certain patents by the Company. Evercore was granted certain post-completion success fees in connection with the patent purchase, including, but not limited to, the right to receive 500,000 unregistered shares of Common Stock of the Company if, during the one-year period following completion of the patent purchase, the volume weighted average trading price of the Common Stock over any 20 consecutive trading days equals or exceeds $3.00. In consideration for the corporate finance advisory services provided by Evercore to the Company in connection with the Registered Direct Offering, private offering of the Notes and backstop purchase commitment, the Company agreed to extend such one-year period to eighteen months.

Item 3.03	Material Modification to Rights of Security Holder

In order to permit the acquisition of up to a maximum number of shares of Common Stock representing approximately 14.2% of the Common Stock pursuant to the Registered Direct Offering, the Rights Offering and the Backstop Purchase Agreement (collectively, the “Transaction Shares”), the Company, after determination made by the independent directors of its Board of Directors, granted a request from Indaba to exempt the acquisition of the Transaction Shares by Indaba from the provisions of the Tax Benefits Preservation Agreement, dated as of January 28, 2012, by and between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agreement”). Following the closing of the transactions contemplated by the Backstop Purchase Agreement, the Company shall determine the percentage of the outstanding shares of Common Stock beneficially owned by Indaba as a result of acquisition of the Transaction Shares (the “Base Percentage”) and, for purposes of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, the cumulative, percentage increase in ownership among “5-percent shareholders” within the meaning of such section and regulations (the “NOL Base Percentage”). If Indaba disposes of, or ceases to beneficially own, some or all of the Transaction Shares, then the Company shall be obligated to grant an additional exemption request by Indaba in the event that, after giving effect to the proposed acquisition of shares of Common Stock to which the additional exemption request pertains, Indaba’s beneficial ownership will not exceed the Base Percentage and there shall not be a cumulative, percentage increase in ownership among the “5-percent shareholders” within the meaning of Section 382 of the Code of more than the greater of (x) the NOL Base Percentage and (y) 40%.

The information set forth in Item 1.01 of this report related to the Registration Rights Agreement is hereby incorporated by reference into this Item 3.03.

Item 8.01	Other Events

On June 28, 2013, the Company issued a press release to announce the Registered Direct Offering, the Notes Offering and the Rights Offering. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

The following exhibits are included with this report:

Exhibit Number	Description

4.1	Indenture, dated as of June 28, 2013, by and between the Company and the Wells Fargo Bank, National Association, as trustee

4.2	Form of Notes

5.1	Opinion of Goodwin Procter LLP

10.1	Securities Purchase Agreement, dated June 28, 2013, by and between the Company and Indaba

10.2	Note Purchase Agreement dated June 28, 2013, by and between the Company and Indaba

10.3	Purchase Agreement, dated June 28, 2013, by and between the Company and Indaba

10.4	Registration Rights Agreement, dated June 28, 2013, by and between the Company and Indaba

23.1	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1)

99.1	Press Release, dated June 28, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNWIRED PLANET, INC.

By:	/s/ Eric Vetter
	Name:	Eric Vetter

	Title:	President and Principal Executive Officer

Date: July 2, 2013

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of June 28, 2013, by and between the Company and the Wells Fargo Bank, National Association, as trustee

4.2	Form of Notes

5.1	Opinion of Goodwin Procter LLP

10.1	Securities Purchase Agreement, dated June 28, 2013, by and between the Company and Indaba

10.2	Note purchase agreement, dated June 28, 2013, by and between the Company and Indaba

10.3	Purchase Agreement, dated June 28, 2013, by and between the Company and Indaba

10.4	Registration Rights Agreement, dated June 28, 2013, by and between the Company and Indaba

23.1	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1)

99.1	Press Release, dated June 28, 2013